EXHIBIT 23
                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

KPMG LLP  (Logo)
Certified Public Accountants
One Financial Plaza
Hartford, CT 06103-4103
                          Independent Auditors' Consent
The Board of Directors
MacDermid, Incorporated:
We consent to incorporation by reference in the Registration Statement Number 333-89185 on Form S-8 of MacDermid, Incorporated of our report dated February 9, 2004, relating to the consolidated balance sheets of MacDermid, Incorporated and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of earnings, comprehensive income, cash flows and changes in shareholders' equity for the years ended December 31, 2003 and 2002 and the nine months ended December 31, 2001, which report is incorporated by reference in the December 31, 2003 annual report on Form 10-K of MacDermid, Incorporated.
As discussed in Note 1 to Consolidated Financial Statements, Summary of Significant Accounting Policies, effective July 1, 2003, the Corporation adopted Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.
/s/ KPMG LLP
March 15, 2004